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                                    EXHIBIT 1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated March 28, 2000 included in Form 10K, into the previously filed Registration Statements of U.S. Plastic Lumber Corp. on Forms S-3 (Registration Nos. 333-86533 and 333-76845), Form S-4 (Registration No. 333-84047), and Form S-8 (Registration No. 333-76277).






/s/ ARTHUR ANDERSEN LLP


Miami, Florida,
  April 5, 2000.